Exhibit 10.06


                              EMPLOYMENT AGREEMENT


     This agreement is made effective September 12, 2000 (the "Commencement Date"), between OneDentist Resources, Inc., a Colorado corporation, 5300 McKitrick Boulevard, Columbus, Ohio 43235 (the "Company"), and George W. McClure, III, 4676 Donegal Cliff Drive, Dublin, Ohio 43017 (the "Executive") (collectively, the "Parties"), who hereby agree as follows:

     ss.1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and subject to the conditions described in this agreement.

     ss.2. Term. The initial term of the Executive's employment with the Company pursuant to this agreement shall be a period of two years beginning on the Commencement Date and ending on the second anniversary of the Commencement Date (the "Initial Term"), unless sooner terminated pursuant to ss.10 of this agreement. If the Executive's employment with the Company pursuant to this agreement is not terminated pursuant to ss.10 on or before the end of the Initial Term, then the term of the Executive's employment pursuant to this agreement shall automatically renew for successive one-year terms thereafter until the Executive's employment is terminated pursuant to ss.10 (the "Renewal Terms").

     ss.3. Services. The Executive shall serve as the president and chief operating officer of the Company, reporting only to the board of directors of the Company (the "Board"), and, subject only to the authority and control of the Board as required under applicable law, shall have supervision and control over, and responsibility for, the general management and supervision of the day-to-day activities of the Company, including without limitation the authority and right to: (a) hire and fire employees, consultants, accountants, attorneys, and other professionals and agents of whatever description, and to determine and establish the terms and conditions of their employment or retainer, (b) establish operating strategies, policies, and objectives, (c) advise, consult, and participate in planning sessions, and advise the Board in matters pertaining to the operation of the Company's business, (d) negotiate, enter into, and terminate contracts or agreements with suppliers, customers, vendors, or any other third parties, (e) develop and implement policies regarding accounts payable, accounts receivable, and pricing, and (f) take any and all actions on behalf of the Company in connection with the foregoing which the Executive deems necessary or appropriate; provided that the Executive shall not have the right to take any of the actions specified in Exhibit A attached to this agreement without obtaining the prior approval of the Board. The Executive shall have such other powers and duties as may be prescribed from time to time by the Board and agreed to in writing by the Executive; provided that the nature of the Executive's powers and duties shall at all times be that of the person serving as president and chief operating officer of the Company in charge of the general management and supervision of the day-to-day activities of the Company. Notwithstanding the foregoing, the Parties contemplate that within a reasonable period of time after the Company completes its initial public offering of its common stock (the "IPO") pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "33 Act"), the Executive shall become the chief executive officer of the Company. The Executive shall exercise reasonable efforts to keep the Board generally informed, on a timely basis, of all material actions taken by the Executive on behalf of the Company.

     During the term of this agreement, the Executive shall perform his services under this agreement in a diligent and professional manner, and shall devote all of his business time, attention, energy, loyalty, and skill to the Company's business; provided that the Executive shall be entitled to: (i) engage in and devote time to other business and professional activities related to the Company's business, including without limitation attendance at business and trade conventions and meetings of professional associations, (ii) serve on the boards of directors or similar bodies of other companies so long as such activities do not materially interfere with the performance of his services for the Company, and (iii) take such periodic vacations and sick leaves as may be provided to the Company's executive personnel. In addition, the Company acknowledges that: (A) the Executive is a party to an existing consulting agreement with Twenty First Century Communications, Inc. (the "Consulting Agreement"), and (B) the Executive shall be entitled, without being in breach of this agreement, to continue the performance of his services under the Consulting Agreement until December 31, 2002, to the extent that the performance of such services do not materially interfere with the performance of his services for the Company under this agreement. Notwithstanding the foregoing, so long as the Consulting Agreement is in effect, the Executive shall limit his other business activities so that such activities, when combined with his activities under the Consulting Agreement, do not materially interfere with the performance of his services for the Company under this agreement.

     The Executive shall perform his services under this agreement primarily at the Company's present place of business in Columbus, Ohio, or at such other premises in Columbus, Ohio or its contiguous suburbs to which the Company's corporate offices may be relocated during the term of this agreement. The Executive shall not be required to travel more than is reasonably necessary for the performance of his services under this agreement, and the Executive shall not be required to relocate from the Columbus, Ohio area. The Executive represents and warrants to the Company that his obligations under this agreement do not conflict with any other agreement to which he is a party.

     ss.4. Compensation. Until the Company obtains the Financing, the Company shall pay the Executive a base salary at the rate of $5,000 per month, and after the Company obtains the Financing, the Company shall pay the Executive a base salary at the rate of $10,000 per month, in each case prorated on a daily basis for any partial calendar months. The base salary shall be payable in accordance with the Company's general policies and procedures for payment of salaries to its executive personnel, provided that the base salary shall be paid not less frequently than in equal bi-monthly installments.

     For purposes of this agreement, the term "Financing" shall mean the Company's or any of its affiliates' issuing any securities, or otherwise obtaining financing, resulting in gross proceeds to the Company or any of its affiliates of at least $1 million. The Company hereby agrees that it shall use its reasonable best efforts to obtain the Financing.

     ss.5. Incentive Bonus Plan. As soon as reasonably practical following the Parties' execution of this agreement, the Parties will negotiate in good faith an incentive bonus plan providing for payment of cash bonuses to the Executive based upon reasonable performance criteria agreed upon by the Executive and the Board (the "Bonus Plan"). The Bonus Plan shall be set forth in a writing signed by both Parties. The Bonus Plan shall be reviewed not less often than annually by the Parties for appropriate modifications.

     ss.6. Fringe Benefits and Perquisites. The Executive shall be entitled to:
(a) such fringe benefits and perquisites as are provided from time to time to chief executive officers of other companies of similar size in similar businesses as the Company, as reasonably determined by the Board, including without limitation group health and group life insurance, individual life insurance, and payment of dues to professional associations; and (b) such other fringe benefits and perquisites as may be provided for the Company's executive personnel. The Executive's compensation, fringe benefits, and perquisites under this agreement shall be reviewed not less often than annually by the Board for appropriate increases. Such compensation, fringe benefits, and perquisites shall not be decreased during the term of this agreement without the Executive's written consent.

     ss.7. Stock Options. The Company hereby grants to the Executive an option to purchase 450,000 shares of the Company's common stock, no par value (the "Shares"), pursuant to the terms set forth on the attached Exhibit B (the "Initial Option"). As soon as practicable following the IPO, the Company shall register the Shares subject to the Initial Option for sale on Form S-8 pursuant to the 33 Act. In addition, the Executive shall have the right to participate in any stock option or stock incentive plan established or sponsored by the Company from time to time on a basis no less favorable than that of the Company's other executives.

     ss.8. Indemnification. The Company shall indemnify the Executive with respect to liabilities which may be incurred by him as a director, officer, employee, or agent of the Company to the fullest extent permitted under applicable law. The Company's indemnification of the Executive may be more completely described in one or more separate indemnification agreements in form and substance satisfactory to the Executive and the Company. The Executive shall not be required to sign any filing made by the Company with the Securities and Exchange commission or similar federal or governmental agency, or any securities exchange, market, or similar body, unless, and only to the extent that, the Executive serves on the Board at the time the filing is made and all of the directors are required by applicable law or regulations to sign such filing; provided that after the Executive becomes the chief executive officer of the Company, the foregoing prohibition shall not apply to any filing made thereafter that: (a) pursuant to applicable law or regulations, requires the signature of the individual holding an office with the Company which the Executive then holds; and (b) is reviewed and approved by the Executive, legal counsel to the Company, and, to the extent appropriate, the Company's firm of independent auditors.

     ss.9. Expenses. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by him in connection with the performance of his services under this agreement or pursuant to authority conferred upon him by this agreement or the Board, subject to any reasonable record keeping, reporting, or similar requirements imposed pursuant to policies and procedures of the Company in effect from time to time. In addition, the Company shall pay the reasonable legal fees and expenses incurred by the Executive in connection with the negotiation and preparation of this agreement and the review for the Executive's benefit of the Company's actual or proposed filings or other documents relating to the registration, offer, or sale of any securities by the Company, in an amount not to exceed $3,500.

     ss.10. Termination of Employment. The Executive's employment with the Company under this agreement shall terminate automatically upon the Executive's death and may be terminated:

          (a) By either the Company or the Executive at any time without Cause or Good Reason (each as defined below), respectively, by giving not less than 90 days advance notice to the other Party;

          (b) By the Company immediately upon notice to the Executive at any time because the Executive is Disabled (as defined below), or for Cause, subject to the last paragraph of this section;

          (c) By the Executive immediately upon notice to the Company at any time for Good Reason; or

          (d) By either the Company or the Executive at the end of the Initial Term or any Renewal Term by giving not less than 90 days' advance notice to the other Party.

For purposes of this agreement:

          (i) "Cause" for termination of the Executive's employment by the Company shall mean (A) the Executive has breached a provision of this agreement, and has not cured such breach within 30 days after notice to the Executive from the Company to do so, (B) the Executive is convicted of or pleads guilty to a felony or misdemeanor charge involving financial misconduct or moral turpitude, or (C) the Executive knowingly engages in, or threatens to engage in, on behalf of the Company conduct which results in, or will result in, a material violation of law by the Company.

          (ii) "Good Reason" for termination by the Executive of his employment with the Company shall mean: (A) any material reduction, without the Executive's express written consent, in the power, authority, title, responsibility or position of the Executive with respect to his employment by the Company, (B) any reduction, without the Executive's express written consent, in the Executive's compensation, fringe benefits, perquisites, or other benefits under this agreement, (C) a breach of any provision of this agreement by the Company and such breach is not cured within 30 days after notice to the Company from the Executive to do so, or (D) a Change In Control of the Company (defined below);

          (iii) The Executive shall be deemed to be "Disabled" if the Executive is unable to perform his services pursuant to this agreement due to physical or mental disability for a period of 30 consecutive business days, or for 90 days during any 360-day period; and

          (iv) A "Change In Control" shall be deemed to have occurred if: (i) any "person" as defined in ss.3(a)(9) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as used in ss.ss.13(d) and 14(d) of the 1934 Act, including a "group" within the meaning of ss.13(d) of the

     1934 Act (hereinafter simply a "Person"), acquires "beneficial ownership" (within the meaning of rule 13(d)-3 under the 1934 Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors of the Company (the "Company Voting Securities"), provided that for purposes of this clause, the term "Person" shall not include the Company, (ii) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board, (iii) the stockholders of the Company approve a reorganization, merger, consolidation, or recapitalization of the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of the assets of another corporation (any such transaction a "Business Combination"), or the Company completes a Business Combination for which stockholder approval is not obtained, unless, in any such case following such Business Combination (A) individuals or entities who were beneficial owners of Company Voting Securities outstanding immediately prior to such Business Combination, including without limitation all of the individuals and entities who were the beneficial owners of at least 5% of the Company Voting Securities outstanding immediately prior to such Business Combination (the "Major Shareholders"), beneficially own, directly or indirectly, immediately following such Business Combination, more than 50% of the combined voting power of all then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination, with no change of more than 50% in any Major Shareholder's ownership interest, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or the initial action of the Board, providing for such Business Combination, or (iv) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

     If the Company elects to terminate the Executive's employment under this agreement for Cause, then Cause must be determined to exist by the Board by the adoption, by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him to be heard), of one or more resolutions containing a finding that the Executive was guilty of such conduct and specifying the details relied upon by the Board for its determination, a copy of which resolutions shall be furnished to the Executive along with any notice of termination of his employment for Cause, together with an affidavit sworn to by the secretary of the Company that such resolutions were in fact adopted by the required vote.

     ss.11. Severance Compensation. If the Executive's employment with the Company is terminated by the Company pursuant to ss.10(b), above, or by the Executive other than pursuant to ss.10(c), above, then the Executive shall be entitled only to the compensation, reimbursements, benefits, and other rights earned by or accrued in favor of the Executive prior to such termination (the "Accrued Rights"). If the Executive's employment with the Company is terminated by the Company other than pursuant to ss.10(b) or ss.10(d), above, or by the Executive pursuant to ss.10(c), above, then: (a) the Company shall pay to the Executive or his successor in interest, as the case may be, on the date of such termination all Accrued Rights; and (b) either, at the election of the Executive, at his sole discretion, (i) the Company shall pay to the Executive or his successor in interest, as the case may be, on the date of such termination a lump sum payment equal to one year's base salary in effect under this agreement at the time of termination, or (ii) any unvested portion of the Initial Option, the Second Option, and any other stock options or similar rights hereafter granted or awarded to the Executive by the Company shall automatically become fully vested and exercisable. If the Executive's employment is terminated by the Company pursuant to ss.10(d), above, then the Company shall pay the Executive the Accrued Rights and continue to pay the Executive an amount equal to his then-current base salary for the 90-day period following the date of termination.

     ss.12. Noncompetition; Non-Solicitation. During the term of this agreement and, if the Executive's employment with the Company under this agreement is terminated by the Company for Cause or by the Executive for any reason other than Good Reason, then also during the one-year period immediately following such termination, the Executive shall not: (a) directly or indirectly engage or participate in any business which competes directly with any business carried on by the Company or any of its subsidiaries at the time of such termination in the United States or in any geographical area in which the Company or any of its subsidiaries is then doing business, or (b) employ, attempt to employ, solicit for employment by others, or induce or attempt to influence a termination of employment by, any of the Company's employees, or induce or attempt to induce a consultant or other independent contractor to sever that person's relationship with the Company.

     ss.13. Confidentiality. The Executive shall not disclose any Confidential Information (defined below) to any person or use or assist any person to use any Confidential Information, excepting only disclosures or uses: (a) required by applicable law, (b) made in connection with the performance of the Executive's services pursuant to this agreement; or (c) made on a confidential basis to the Executive's professional advisors.

     For purposes of this agreement, "Confidential Information" shall mean all trade and professional secrets, proprietary data, and other confidential information of the Company, including without limitation financial information, information relating to business operations, services, promotional practices, quality assurance programs, and relationships with suppliers, employees, customers, independent contractors, or others, and any information which the Company is obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party or otherwise bound, provided that Confidential Information shall not include information which: (i) is then or becomes generally available to or obtainable by the public and which did not become so available or obtainable through the breach of any provision of this agreement by the Executive, or (ii) is obtained by the Executive on a non-confidential basis from a source other than the Company or any agent or other representative of the Company and such source had the right to disclose such Confidential Information to the Executive without violating any legal, contractual, fiduciary, or other obligation.

     ss.14. Remedies. The Executive hereby acknowledges that: (a) the provisions of ss.ss.12 and 13 of this agreement are fundamental for the protection of the Company's legitimate business interests, (b) such provisions are reasonable and appropriate in all respects, and (c) in the event the Executive violates any such provisions, the Company could suffer irreparable harm and its remedies at law would be inadequate. Accordingly, in the event the Executive violates any such provisions, the Company shall be entitled to seek a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief without any showing of irreparable harm or damage or the posting of any bond. The rights of the Executive under this agreement shall be specifically enforceable by him. All rights and remedies of each Party under this agreement shall be cumulative and in addition to any other rights or remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

     ss.15. Notices. Any notice or other communication required or desired to be given to either Party under this agreement shall be in writing and shall be deemed given when: (a) delivered personally to that Party, or (b) deposited in the United States mail, certified, with postage prepaid and return receipt requested, addressed to that Party at its address specified at the beginning of this agreement or any other address hereafter designated by that Party in notice theretofore given to the Party giving notice, provided than any notice given to the Company shall be addressed to the attention of the chairman of the Board.

     ss.16. Governing Law. This agreement has been negotiated and executed in the State of Ohio. All questions concerning the validity or intention of this agreement and all questions relating to performance hereunder shall be resolved under the laws of the State of Ohio.

     ss.17. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all such laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe any provision of this agreement and holds that provision to be invalid, such invalidity shall not affect the remaining provisions of this agreement, which shall remain in full force and effect.

     ss.18. Non-Waiver. No failure by either Party to insist upon strict compliance with any term of this agreement, to exercise any option, enforce any right, or seek any remedy upon any default of the other Party shall affect, or constitute a waiver of, the first Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this agreement shall affect, or constitute a waiver of, either Party's right to demand strict compliance with all provisions of this agreement.

     ss.19. Complete Agreement. This agreement (including any exhibits or other documents attached to or specifically referenced in this agreement, all of which are hereby incorporated by reference) contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, understandings, or agreements between them relating to the subject matter of this agreement.

     ss.20. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only guides to assist in locating those sections, and shall be ignored in construing this agreement.

     ss.21. Venue. The parties to this agreement hereby designate the Court of Common Pleas of Franklin County, Ohio, as the exclusive court of competent jurisdiction and venue of and for any and all actions or proceedings relating to this agreement; hereby irrevocably submit and consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

     ss.22. Attorneys Fees. In the event of any litigation between the parties with respect to this agreement, the Party prevailing in such litigation (determined after a final adjudication and expiration of all rights of appeal) shall be entitled to recover from the non-prevailing Party all cost and expenses incurred by the prevailing Party in connection with such litigation, including without limitation reasonable attorneys fees, which costs and expenses shall be payable by the nonprevailing Party upon demand.

     ss.23. Genders and Numbers. When permitted by the context, each pronoun used in this agreement includes the same pronoun in other genders and numbers, and each noun used in this agreement includes the same noun in other genders.

     ss.24. Counterparts. This agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

     ss.25. Successors. Except as otherwise expressly provided in this agreement, the Executive's rights and obligations under this agreement shall be personal to him and may not be assigned by him without the prior written consent of the Company, provided that the foregoing provision shall not apply to or affect any rights which are expressly assignable by the Executive pursuant to other provisions of this agreement or which are intended under other provisions of this agreement to survive the death of the Executive or any other termination of his employment pursuant to this agreement (including without limitation the rights provided in ss.11 of this agreement). Subject to the foregoing, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors, and assigns of the Parties to this agreement.


                                     ONEDENTIST RESOURCES, INC.


                                     By
                                       -----------------------------------------
                                         Richard J. Horn, Chairman of the Board



                                       -----------------------------------------
                                         GEORGE W. MCCLURE, III

                                                                       EXHIBIT A

                        ACTIONS REQUIRING BOARD APPROVAL
                        --------------------------------



     (a) A material change in the purposes or character of the Company's business;

     (b)  Authorization or issuance of any additional securities of the Company;

     (c)  Redemption of any securities of the Company;

     (d) Any merger, consolidation or other business combination involving the Company or the reclassification of the Company's securities;

     (e)  The sale of all or substantially all of the assets of the Company;

     (f) Any reorganization or recapitalization of the Company, provided that this clause shall not be construed to apply to a internal reorganization of the Company's operations;

     (g) An amendment of the Company's Articles of Incorporation or By-laws, each as in effect as of the date of this agreement.

     (h)  The liquidation or dissolution of the Company;

     (i) Retention or termination of the firm of independent auditors retained by the Company; and

     (j) The incurrence by the Company of indebtedness for borrowed money, or capital expenditures by the Company, in either case in excess of $20,000 in any one-year period.

                                                                       EXHIBIT B

                                  OPTION TERMS

     The Initial Option is being granted pursuant to and shall be subject to the terms and conditions of the Company's 2000 Stock Option Plan adopted August 15, 2000 (the "Plan"), subject to the following:

     (a) Exercise Price.
         ---------------

          The exercise price per Share issuable upon exercise of the Initial Option shall be $2.

     (b) Vesting.
         -------

          The Initial Option shall be exercisable only with respect to the Shares which have become vested pursuant to the following schedule:

           Date                                        Shares Vested
           ----                                        -------------
           90 days after Commencement Date             1/3  (150,000 Shares)

           180 days after Commencement Date            1/3  (150,000 Shares)

           First anniversary of Commencement Date      1/3  (150,000 Shares)


          The Shares issued under the Initial Option shall not be subject to any other vesting or other restriction under section 4(f) of the Plan.

     (c) Term; Exercise.
         ---------------

          The Initial Option shall be exercisable at any time (in full) or from time to time (in part), with respect to the vested portion of the Initial Option, prior to the fifth anniversary of the Commencement Date; provided that if the Executive's employment with the Company terminates for any reason during the five-year period beginning on the Commencement Date, then the Initial Option shall be exercisable only for the period specified below:

          Date of Termination Option                    Exercisable
          --------------------------                    -----------

          During first year                      For one year after termination
          During second year                     For two years after termination
          At end of second year or thereafter    Until fifth anniversary of
                                                    Commencement Date

          During the Executive's lifetime, the Initial Option shall be exercisable only by the Executive or, in the event of his incapacity, by his legal representative.

     (d) Change in Capital Structure.
         ---------------------------

          In the event the Company changes its outstanding Common Stock by reason of a stock split, a stock dividend, or any other increase or reduction of the number of outstanding shares without receiving consideration in the form of money, services, or property, then the number of Shares subject to the Initial Option, the number of Shares vested on each vesting date, and, the exercise price for each Share subject to the unexercised portion of the Initial Option shall be proportionately adjusted with the objective that the Executive's proportionate interest in the Company evidenced by the Initial Option shall remain the same as before the change without any change in the total exercise price applicable to the unexercised portion of the Initial Option.

          In the event of any other recapitalization or any merger, consolidation, or other reorganization of the Company, the Initial Option shall be modified to accurately reflect the number and kind of Shares or other securities deliverable, and the exercise price payable, upon subsequent exercise of the Initial Option, so that the Initial Option shall thereafter reflect the right to receive, for payment of the same aggregate purchase price, the type and number of Shares or other securities as he would have received had he exercised the Initial Option immediately prior to such event.

     (e) Purchase Rights
         ---------------

          The provisions of Section 5 of the Plan shall apply to the Initial Option on a one-time basis, with respect to the first Repurchase Event (as defined in the Plan) to occur, whether the Repurchase Event occurs before or after the Initial Public Offering (as defined in the Plan); provided that:

               (i) The term "Repurchase Period," as used in such Section 5 shall mean the period of seven business days following the date on which the Secretary or Chairman of the Board of the Company receives notice from the Executive or his successor-in-interest, as the case may be (hereinafter, whether the Executive or his successor, the "Seller"), that a Repurchase Event has occurred (the "Repurchase Notice"); and

               (ii) The "Fair Market Value of the Option Shares," as used in such Section 5, shall mean: (A) after the Initial Public Offering, an amount equal to the result obtained when the number of Shares is multiplied by the last sale price of the Common Shares (as defined in the Plan) on the last trading day preceding the date of the Repurchase Notice, as reported by NASDAQ or any other nationally-recognized stock exchange, market, or quotation service; and (B) before the Initial Public Offering, an amount determined as of the day preceding the date of the Repurchase Notice by (1) agreement between the Seller and the Company, if they are able to agree upon a value within 10 days after either of them requests the other to so agree, or, if not, (2) an appraiser selected by agreement between the Seller and the Company if they are able to agree upon an appraiser within 10 days after either of them requests the other to so agree, or if not, (3) majority vote of an appraisal board consisting of three members, one member appointed by the Seller, another member appointed by the Company, and the third member appointed by the first two members so appointed, who shall act as chairman of the appraisal board.

          All fees and expenses of the appraisers appointed pursuant to the foregoing provisions shall be borne 50% by the Company and 50% by the Seller; provided that if the Fair Market Value of the Option Shares is determined by a three-member appraisal board under clause (ii)(B)(3), above, then the Company and the Seller shall each pay the fees and expenses of the appraiser appointed solely by it, and the other fees and expenses shall be borne 50% by the Company and 50% by the Seller.

          The provisions of Section 6 of the Plan shall not apply to the Initial Option after the Initial Public Offering.

     (f) Amendments
         ----------

          No amendment to the Plan shall adversely affect any rights of the Executive with respect to the Initial Option.

     (g) Non-Qualified Option
         --------------------

          The Initial Option is an option not intended to qualify as an incentive option under the Code (as defined in the Plan).

     (h) Lock-Up Agreements
         ------------------

          No agreement required under section 14 of the Plan shall be for a period of longer than 180 days without the Executive's express written consent.

     (i) Legend
         ------

          If the Initial Option is exercised prior to registration of the Shares as contemplated by ss.7 of this agreement, then the certificate evidencing the Shares shall contain the following legends:

               The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to such shares has become effective or unless the Company is in receipt of evidence satisfactory to the Company to the effect that such shares may be sold without registration under the Act.

               The record holder of this Certificate, by their acceptance hereof, agrees to these restrictions on transferability.

          The Company hereby represents and warrants to the Executive that: (i) a correct and complete copy of the Plan is attached to this exhibit as Attachment 1; and (ii) the plan has been approved by the stockholders of the Company. This agreement shall constitute an option agreement for purposes of the Plan. However, the Parties may execute a separate option agreement to further evidence the Initial Option (the "Option Agreement"); provided that any material provisions of the Option Agreement which are not also contained in this agreement or the Plan (as modified by this agreement) shall be null and void. In the event of any inconsistency between the provisions of this agreement and the Plan or the Option Agreement, the provisions of this agreement shall control.

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------


     This is an amendment made effective October 26, 2000, to the Employment Agreement dated September 12, 2000 (the "Agreement"), between OneDentist Resources, Inc., a Colorado corporation (the "Company"), and George W. McClure, III (the "Executive") (collectively, the "Parties"), who hereby agree as follows:

     ss.1. Definitions. All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given those terms in the Agreement.

     ss.2. Services. The reference inss.3 of the Agreement to the Executive serving as the president of the Company is hereby deleted from the Agreement; provided that all other offices, responsibilities, and authority of the Executive set forth in the Agreement shall continue without change.

     ss.3. Stock Option. The term "Plan" as used in Exhibit B attached to the Agreement shall hereafter mean the OneDentist Resources, Inc. 2000 Stock Option Plan attached to this amendment as Attachment 1; provided that all other provisions of the Agreement (including without limitation Exhibit B) relating to the Plan shall continue without change.

     ss.4. Interpretation. Except as expressly modified by this amendment, the Agreement shall continue in full force and effect without change, and the Company hereby reaffirms as of the date of this amendment all representations, warranties, and covenants made by it in the Agreement, as modified by this amendment. In the event of any inconsistency between the provisions of this amendment and the Agreement, the provisions of this amendment shall control. The captions of the various sections of this amendment are not part of the context of this amendment, are only guides to assist in locating those sections, and shall be ignored in construing this amendment.

     ss.5. Successors. This amendment shall be binding upon, inure to the benefit of, be enforceable by and against the respective heirs, personal representatives, successors, and assigns of the Parties.

     ss.6. Counterparts. This amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same amendment.

                                   ONEDENTIST RESOURCES, INC.


                                   By
                                     -------------------------------------------
                                        Richard J. Horn, Chairman of the Board



                                     -------------------------------------------
                                        GEORGE W. MCCLURE, III